EXHIBIT 99.1

        News Release

DARLING INGREDIENTS INC. REPORTS SECOND QUARTER 2020 FINANCIAL RESULTS

IRVING, TEXAS, August 5, 2020/PRNewswire/ Darling Ingredients Inc. (NYSE: DAR, “Darling”) --

Second Quarter 2020
•Net income of $65.4 million, or $0.39 per GAAP diluted share
•Net Sales of $848.7 million
•Combined adjusted EBITDA of $195.2 million
•Core business EBITDA of $126.1 million, $16 million better than Q1-2020; $24 million better than Q2-2019, excluding the $13.1 million gain on the sale of assets in Q2-2019
•Diamond Green Diesel (“DGD”) earned $1.91 EBITDA per gallon on approximately 72 million gallons sold
•In July, Darling received an $80 million distribution from DGD, total distributions received in 2020 is $205 million

Darling reported net sales of $848.7 million for the second quarter of 2020, as compared with net sales of $827.3 million for the same period a year ago. Net income attributable to Darling for the three months ended June 27, 2020 was $65.4 million, or $0.39 per diluted share, compared to a net income of $26.3 million, or $0.16 per diluted share, for the second quarter of 2019.

“We had another solid quarter of execution from our employees worldwide who delivered a strong second quarter financial performance, generating $195 million of combined adjusted EBITDA,” said Randall C. Stuewe, Chairman and Chief Executive Officer of Darling Ingredients Inc. “Our core business navigated through a turbulent second quarter with our feed segment posting its best quarterly EBITDA of $85.2 million in over the last three years. We did benefit from over 40 million pounds of depopulated hog volumes through our processing locations during the quarter.”

“Darling’s diversification provides our global business platform earnings sustainability as demonstrated in the second quarter. Our DGD JV financial performance was impacted by the sharp decline in the energy sector as a result of the COVID pandemic, but still produced good results which were enhanced by a better performance in our feed segment. Excluding the gain on the sale of assets in the food segment from a year ago, this year’s food segment performance was on par to 2019,” added Stuewe.

“We did use the DGD distribution proceeds received in April to pay down our outstanding debt in the second quarter, lowering our leverage ratio to 2.39 as measured by our bank covenant. We remain diligent on our capital expenditures, investing approximately $123 million for the first six months of 2020. We continue to target a deferral of 15% to 20% in capital expenditures as the uncertainty surrounding COVID-19 persists,” commented Stuewe.

The Darling Ingredients Board has approved replenishing the Company’s previously announced share repurchase program back to $200 million of availability and have extended the term of the program for an additional two years to August 13, 2022, to be exercised depending on market conditions. The repurchases may be made from time to time on the open market at prevailing market prices or in negotiated transactions off the market. Repurchases may occur over the authorized period unless extended or shortened by the Board of Directors.

In accordance with the distribution policy at Diamond Green Diesel, Darling received an $80 million distribution from DGD in July 2020. Total distributions received in the first six months of 2020 total $205 million.

News Release August 5, 2020 Page 2

For the six months ended June 27, 2020, Darling reported net sales of $1.7 billion, as compared with net sales of $1.7 billion for the same period of 2019. Net Income attributable to Darling for the first six months of 2020 was $150.9 million, or $0.90 per diluted share, as compared to a net income of $44.3 million, or $0.26 per diluted share, for the first six months of 2019.

As of June 27, 2020, Darling had $76.2 million in cash and cash equivalents, and $939.7 million available under committed revolving credit agreements. Total debt outstanding at the end of the second quarter of 2020 was $1.6 billion.

Combined adjusted EBITDA was $195.2 million for the second quarter of 2020, compared to $159.4 million for the same period in 2019. On a year-to-date basis, combined adjusted EBITDA totaled $408.5 million for 2020, compared to $292.7 million on a year-to-date basis for 2019.
Segment Financial Tables (in thousands)

Three Months Ended June 27, 2020	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$503,690	$278,934	$66,049	$—	$848,673
Cost of sales and operating expenses	367,902	220,159	44,286	—	632,347
Gross margin	$135,788	$58,775	$21,763	$—	$216,326

Loss on sale of assets	76	(48)	(1)	—	27
Selling, general and administrative expenses	50,484	22,564	3,953	13,192	90,193
Depreciation and amortization	52,683	19,972	7,980	2,675	83,310
Equity in net income of Diamond Green Diesel	—	—	63,492	—	63,492
Segment operating income/(loss)	$32,545	$16,287	$73,323	$(15,867)	$106,288
Equity in net income of unconsolidated subsidiaries	$692	$—	$—	$—	$692
Segment Income/(loss)	$33,237	$16,287	$73,323	$(15,867)	$106,980

Segment EBITDA	$85,228	$36,259	$17,811	$(13,192)	$126,106
DGD Adjusted EBITDA (Darling's Share)	$—	$—	$69,108	$—	$69,108
Combined adjusted EBITDA	$85,228	$36,259	$86,919	$(13,192)	$195,214

Three Months Ended June 29, 2019	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$487,447	$274,835	$65,042	$—	$827,324
Cost of sales and operating expenses	376,955	214,444	53,317	—	644,716
Gross margin	$110,492	$60,391	$11,725	$—	$182,608

Loss/(gain) on sale of assets	(524)	(13,379)	(23)	—	(13,926)
Selling, general and administrative expenses	46,465	23,431	425	10,696	81,017
Depreciation and amortization	48,720	19,861	8,362	2,543	79,486
Equity in net income of Diamond Green Diesel	—	—	38,093	—	38,093
Segment operating income/(loss)	$15,831	$30,478	$41,054	$(13,239)	$74,124
Equity in net loss of unconsolidated subsidiaries	$82	$—	$—	$—	$82
Segment Income/(loss)	$15,913	$30,478	$41,054	$(13,239)	$74,206

Segment EBITDA	$64,551	$50,339	$11,323	$(10,696)	$115,517
DGD Adjusted EBITDA (Darling's Share)	$—	$—	$43,894	$—	$43,894
Combined adjusted EBITDA	$64,551	$50,339	$55,217	$(10,696)	$159,411

News Release August 5, 2020 Page 3

Segment Financial Tables (in thousands) continued

Six Months Ended June 27, 2020	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$1,016,315	$549,228	$135,972	$—	$1,701,515
Cost of sales and operating expenses	756,355	425,589	97,311	—	1,279,255
Gross margin	$259,960	$123,639	$38,661	$—	$422,260

Loss on sale of assets	126	(46)	8	—	88
Selling, general and administrative expenses	104,431	48,040	5,607	28,308	186,386
Depreciation and amortization	106,204	40,277	16,072	5,428	167,981
Equity in net income of Diamond Green Diesel	—	—	161,312	—	161,312
Segment operating income/(loss)	$49,199	$35,368	$178,286	$(33,736)	$229,117
Equity in net income of unconsolidated subsidiaries	$1,561	$—	$—	$—	$1,561
Segment Income/(loss)	$50,760	$35,368	$178,286	$(33,736)	$230,678

Segment EBITDA	$155,403	$75,645	$33,046	$(28,308)	$235,786
DGD Adjusted EBITDA (Darling's Share)	$—	$—	$172,742	$—	$172,742
Combined adjusted EBITDA	$155,403	$75,645	$205,788	$(28,308)	$408,528

Six Months Ended June 29, 2019	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$983,266	$553,999	$125,163	$—	$1,662,428
Cost of sales and operating expenses	763,814	428,448	103,367	—	1,295,629
Gross margin	$219,452	$125,551	$21,796	$—	$366,799

Loss/(gain) on sale of assets	(4,914)	(13,265)	3	—	(18,176)
Selling, general and administrative expenses	95,296	45,318	(329)	25,735	166,020
Depreciation and amortization	98,089	39,372	16,160	5,029	158,650
Equity in net income of Diamond Green Diesel	—	—	62,370	—	62,370
Segment operating income/(loss)	$30,981	$54,126	$68,332	$(30,764)	$122,675
Equity in net loss of unconsolidated subsidiaries	$(422)	$—	$—	$—	$(422)
Segment Income/(loss)	$30,559	$54,126	$68,332	$(30,764)	$122,253

Segment EBITDA	$129,070	$93,498	$22,122	$(25,735)	$218,955
DGD Adjusted EBITDA (Darling's Share)	$—	$—	$73,721	$—	$73,721
Combined adjusted EBITDA	$129,070	$93,498	$95,843	$(25,735)	$292,676

News Release August 5, 2020 Page 4

Darling Ingredients Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
June 27, 2020 and December 28, 2019
(in thousands)

	June 27,	December 28,
	2020	2019
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$76,185	$72,935
Restricted cash	103	110
Accounts receivable, net	375,908	406,338
Inventories	394,708	362,957
Prepaid expenses	46,003	46,599
Income taxes refundable	3,752	3,317
Other current assets	34,392	25,032
Total current assets	931,051	917,288

Property, plant and equipment, net	1,773,329	1,802,411
Intangible assets, net	485,148	526,394
Goodwill	1,217,177	1,223,291
Investment in unconsolidated subsidiaries	729,094	689,354
Operating lease right-of-use assets	134,901	124,726
Other assets	41,651	47,400
Deferred income taxes	14,803	14,394
	$5,327,154	$5,345,258

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$42,758	$90,996
Accounts payable, principally trade	197,528	239,252
Income taxes payable	16,474	8,895
Current operating lease liabilities	39,532	37,805
Accrued expenses	310,004	311,391
Total current liabilities	606,296	688,339
Long-term debt, net of current portion	1,553,118	1,558,429
Long-term operating lease liabilities	99,482	91,424
Other noncurrent liabilities	109,046	115,785
Deferred income taxes	260,858	247,931
Total liabilities	2,628,800	2,701,908
Commitments and contingencies
Total Darling's stockholders' equity	2,633,360	2,565,819
Noncontrolling interests	64,994	77,531
Total stockholders' equity	$2,698,354	$2,643,350
	$5,327,154	$5,345,258

News Release August 5, 2020 Page 5

Darling Ingredients Inc. and Subsidiaries
Consolidated Operating Results
For the Three-Month and Six-Month Periods Ended June 27, 2020 and June 29, 2019
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
			$ Change			$ Change
	June 27,	June 29,	Favorable	June 27,	June 29,	Favorable
	2020	2019	(Unfavorable)	2020	2019	(Unfavorable)
Net sales	$848,673	$827,324	$21,349	$1,701,515	$1,662,428	$39,087
Costs and expenses:
Cost of sales and operating expenses	632,347	644,716	12,369	1,279,255	1,295,629	16,374
Loss (gain) on sale of assets	27	(13,926)	(13,953)	88	(18,176)	(18,264)
Selling, general and administrative expenses	90,193	81,017	(9,176)	186,386	166,020	(20,366)
Depreciation and amortization	83,310	79,486	(3,824)	167,981	158,650	(9,331)
Total costs and expenses	805,877	791,293	(14,584)	1,633,710	1,602,123	(31,587)
Equity in net income of Diamond Green Diesel	63,492	38,093	25,399	161,312	62,370	98,942
Operating income	106,288	74,124	32,164	229,117	122,675	106,442
Other expense:
Interest expense	(17,920)	(20,853)	2,933	(37,010)	(40,729)	3,719
Debt extinguishment costs	—	(12,126)	12,126	—	(12,126)	12,126
Foreign currency gain/(loss)	(1,134)	(388)	(746)	530	(1,120)	1,650
Other income (expense), net	(1,485)	(2,019)	534	(3,366)	(4,544)	1,178
Total other expense	(20,539)	(35,386)	14,847	(39,846)	(58,519)	18,673
Equity in net income/(loss) of unconsolidated subsidiaries	692	82	610	1,561	(422)	1,983
Income before income taxes	86,441	38,820	47,621	190,832	63,734	127,098
Income tax expense	19,946	7,776	(12,170)	38,246	13,050	(25,196)
Net income	66,495	31,044	35,451	152,586	50,684	101,902
Net income attributable to noncontrolling interests	(1,056)	(4,786)	3,730	(1,637)	(6,414)	4,777
Net income attributable to Darling	$65,439	$26,258	$39,181	$150,949	$44,270	$106,679

Basic income per share:	$0.40	$0.16	$0.24	$0.93	$0.27	$0.66
Diluted income per share:	$0.39	$0.16	$0.23	$0.90	$0.26	$0.64

Number of diluted common shares:	165,999	168,432		166,963	168,546

News Release August 5, 2020 Page 6

Darling Ingredients Inc. and Subsidiaries
Consolidated Statement of Cash Flows
Periods Ended June 27, 2020 and June 29, 2019
(in thousands)
(unaudited)

	Six Months Ended
	June 27,	June 29,
Cash flows from operating activities:	2020	2019
Net income	$152,586	$50,684
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	167,981	158,650
Loss/(gain) on disposal of property, plant, equipment and other assets	88	(18,176)
Gain on insurance proceeds from insurance settlements	—	(845)
Deferred taxes	13,998	(3,137)
Increase (decrease) in long-term pension liability	(890)	1,010
Stock-based compensation expense	15,566	14,182
Write-off deferred loan costs	—	4,547
Deferred loan cost amortization	2,835	3,010
Equity in net income of Diamond Green Diesel and other unconsolidated subsidiaries	(162,873)	(61,948)
Distribution of earnings from unconsolidated subsidiaries	125,891	17,755
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	26,077	27,218
Income taxes refundable/payable	6,119	7,140
Inventories and prepaid expenses	(35,413)	(17,374)
Accounts payable and accrued expenses	(33,375)	(29,849)
Other	(14,941)	1,437
Net cash provided by operating activities	263,649	154,304
Cash flows from investing activities:
Capital expenditures	(123,204)	(167,871)
Acquisition, net of cash acquired	—	(1,431)
Investment of unconsolidated subsidiaries	—	(1,000)
Gross proceeds from disposal of property, plant and equipment and other assets	1,053	9,814
Proceeds from insurance settlement	—	845
Payments related to routes and other intangibles	(3,712)	(3,150)
Net cash used by investing activities	(125,863)	(162,793)
Cash flows from financing activities:
Proceeds from long-term debt	16,164	507,722
Payments on long-term debt	(18,239)	(526,230)
Borrowings from revolving credit facility	375,971	273,485
Payments on revolving credit facility	(405,800)	(266,884)
Net cash overdraft financing	(26,461)	11,178
Deferred loan costs	—	(7,003)
Issuance of common stock	67	12
Repurchase of common stock	(55,044)	—
Minimum withholding taxes paid on stock awards	(4,863)	(3,193)
Acquisition of noncontrolling interest	(8,784)	—
Distributions to noncontrolling interests	(987)	—
Net cash provided by financing activities	(127,976)	(10,913)
Effect of exchange rate changes on cash flows	(6,567)	(853)
Net increase/(decrease) in cash, cash equivalents and restricted cash	3,243	(20,255)
Cash, cash equivalents and restricted cash at beginning of year	73,045	107,369
Cash, cash equivalents and restricted cash at end of period	$76,288	$87,114
Supplemental disclosure of cash flow information:
Accrued capital expenditures	$23	$(7,542)
Cash paid during the period for:
Interest, net of capitalized interest	$35,070	$45,196
Income taxes, net of refunds	$18,030	$12,607
Non-cash operating activities:
Operating lease right of use asset obtained in exchange for new lease liabilities	$28,801	$7,492
Non-cash financing activities:
Debt issued for service contract assets	$21	$—

News Release August 5, 2020 Page 7

Diamond Green Diesel Joint Venture
Condensed Consolidated Balance Sheets
June 30, 2020 and December 31, 2019
(in thousands)

	June 30,	December 31,
	2020	2019
	(unaudited)
Assets:
Total current assets	$581,334	$668,026
Property, plant and equipment, net	894,415	713,489
Other assets	27,959	30,710
Total assets	$1,503,708	$1,412,225

Liabilities and members' equity:
Total current portion of long term debt	$495	$341
Total other current liabilities	89,533	75,802
Total long term debt	8,969	8,742
Total other long term liabilities	4,023	4,422
Total members' equity	1,400,688	1,322,918
Total liabilities and members' equity	$1,503,708	$1,412,225

Diamond Green Diesel Joint Venture
Operating Financial Results
For the Three-Month and Six-Month Periods Ended June 30, 2020 and June 30, 2019
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
			$ Change			$ Change
	June 30,	June 30,	Favorable	June 30,	June 30,	Favorable
	2020	2019	(Unfavorable)	2020	2019	(Unfavorable)
Revenues:
Operating revenues	$295,826	$294,811	$1,015	$654,441	$597,529	$56,912
Expenses:
Total costs and expenses less depreciation, amortization and accretion expense	157,611	207,024	49,413	308,958	450,087	141,129
Depreciation, amortization and accretion expense	11,114	11,914	800	22,888	23,332	444
Total costs and expenses	168,725	218,938	50,213	331,846	473,419	141,573
Operating income	127,101	75,873	51,228	322,595	124,110	198,485
Other income	200	634	(434)	661	1,275	(614)
Interest and debt expense, net	(317)	(321)	4	(632)	(645)	13
Net income	$126,984	$76,186	$50,798	$322,624	$124,740	$197,884

News Release August 5, 2020 Page 8

Darling Ingredients Inc. reports Adjusted EBITDA results, which is a Non-GAAP financial measure, as a complement to results provided in accordance with generally accepted accounting principles (GAAP) (for additional information, see “Use of Non-GAAP Financial Measures” included later in this media release). The Company believes that Adjusted EBITDA provides additional useful information to investors. Adjusted EBITDA, as the Company uses the term, is calculated below:
Reconciliation of Net Income to (Non-GAAP) Adjusted EBITDA and (Non-GAAP) Pro forma Adjusted EBITDA For the Three-Month and Six-Month Periods ended June 27, 2020 and June 29, 2019

	Three Months Ended			Six Months Ended
Adjusted EBITDA	June 27,		June 29,	June 27,		June 29,
(U.S. dollars in thousands)	2020		2019	2020		2019

Net income attributable to Darling	$65,439		$26,258	$150,949		$44,270
Depreciation and amortization	83,310		79,486	167,981		158,650
Interest expense	17,920		20,853	37,010		40,729
Income tax expense	19,946		7,776	38,246		13,050
Foreign currency loss/(gain)	1,134		388	(530)		1,120
Other expense, net	1,485		2,019	3,366		4,544
Debt extinguishment costs	—		12,126	—		12,126
Equity in net (income) of Diamond Green Diesel	(63,492)		(38,093)	(161,312)		(62,370)
Equity in net (income)/loss of unconsolidated subsidiaries	(692)		(82)	(1,561)		422
Net income attributable to noncontrolling interests	1,056		4,786	1,637		6,414
Adjusted EBITDA (Non-GAAP)	$126,106		$115,517	$235,786		$218,955
Foreign currency exchange impact	1,951	(1)	—	4,109	(2)	—
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$128,057		$115,517	$239,895		$218,955

DGD Joint Venture Adjusted EBITDA (Darling's share)	$69,108		$43,894	$172,742		$73,721
Darling plus Darling's share of DGD Joint Venture Adjusted EBITDA	$195,214		$159,411	$408,528		$292,676

(1) The average rates assumption used in the calculation was the actual fiscal average rate for the three months ended June 27, 2020 of €1.00:USD$1.10 and CAD$1.00:USD$0.72 as compared to the average rate for the three months ended June 29, 2019 of €1.00:USD$1.12 and CAD$1.00:USD $0.75, respectively. (2) The average rates assumption used in the calculation was the actual fiscal average rate for the six months ended June 27, 2020 of €1.00:USD$1.10 and CAD$1.00:USD$0.73 as compared to the average rate for the six months ended June 29, 2019 of €1.00:USD$1.13 and CAD$1.00:USD$0.75, respectively.

For the three and six months ended June 29, 2019, Adjusted EBITDA included a gain on the sale of assets of approximately $13.1 million.

About Darling
Darling Ingredients Inc. is a global developer and producer of sustainable natural ingredients from edible and inedible bio-nutrients, creating a wide range of ingredients and specialty solutions for customers in the pharmaceutical, food, pet food, feed, technical, fuel, bioenergy, and fertilizer industries.  With operations on five continents, the Company collects and transforms all aspects of animal by-product streams into useable and specialty ingredients, such as collagen, edible fats, feed-grade fats, animal proteins and meals, plasma, pet food ingredients, organic fertilizers, yellow grease, fuel feedstocks, green energy, natural casings and hides. The Company also recovers and converts recycled oils (used cooking oil and animal fats) into valuable feed and fuel ingredients and collects and processes residual bakery products into feed ingredients. In addition, the Company provides environmental services, such as grease trap collection and disposal services to food service establishments. The Company sells its products domestically and internationally and operates within three industry segments: Feed Ingredients, Food Ingredients and Fuel Ingredients. For additional information, visit the Company's website at http://www.darlingii.com.

News Release August 5, 2020 Page 9

Darling Ingredients Inc. will host a conference call to discuss the Company’s second quarter 2020 financial results at 9:00 am Eastern Time (8:00 am Central Time) on Thursday, August 6, 2020. To listen to the conference call, participants calling from within North America should dial 1-844-868-8847; international participants should dial 1-412-317-6593. Please refer to access code 10146331. Please call approximately ten minutes before the start of the call to ensure that you are connected.

The call will also be available as a live audio webcast that can be accessed on the Company website at http://ir.darlingii.com. Beginning one hour after its completion, a replay of the call can be accessed through August 13, 2020, by dialing 1-877-344-7529 (U.S. callers), 1-855-669-9658 (Canada) and 1-412-317-0088 (international callers). The access code for the replay is 10146331. The conference call will also be archived on the Company’s website.

Use of Non-GAAP Financial Measures:

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Since EBITDA (generally, net income plus interest expenses, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long-lived asset impairment, interest expense, (income)/loss from discontinued operations, net of tax, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance.

As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities and 5.25% Notes and 3.625% Notes that were outstanding at June 27, 2020. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities and 5.25% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange impact on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.

Cautionary Statements Regarding Forward-Looking Information:
{This media release contains “forward-looking” statements regarding the business operations and prospects of Darling Ingredients Inc. and industry factors affecting it. These statements are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “could,” “may,” “will,” “should,” “planned,” “potential,” “continue,” “momentum,” and other words referring to events that may occur in the future. These statements reflect Darling Ingredient’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels

News Release August 5, 2020 Page 10

and greenhouse gas(“GHG”) emissions that adversely affect programs like the U.S. government’s renewable fuel standard, low carbon fuel standards (“LCFS”) and tax credits for biofuels both in the United States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), Highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere, such as the outbreak of African Swine Fever (“ASF”) in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks, such as the current COVID-19 outbreak; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE, ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions and issues relating to the announced expansion project; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; uncertainty regarding the exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward looking statements included in this release or negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.}

For More Information, contact:
Jim Stark, Vice President, Investor Relations Email : james.stark@darlingii.com
5601 MacArthur Blvd., Irving, Texas 75038 Phone : 972-281-4823